Exhibit 1

EMBRAER REPORTS FOURTH-QUARTER 2006 DELIVERIES AND TOTAL COMPANY BACKLOG

Firm order backlog increased 11.3%, to US$14.8 billion, the highest in the Company’s history

São José dos Campos, January 15, 2007 - Embraer (Bovespa: EMBR3; NYSE: ERJ) delivered 37 jets to the Commercial Aviation, Executive Aviation, and Defense and Government segments in the fourth quarter of 2006, totaling 130 aircraft delivered last year.

In order to include the delivery of five aircraft, originally scheduled for delivery in 2006, which are scheduled to be delivered by the end of January 2007, the Company is increasing its delivery forecast for the year 2007 to 165 to 170 aircraft.

Deliveries by Segment *	4Q06	2006

Commercial Aviation	25	98
ERJ 145	2	12
EMBRAER 170	6 (1)	32 (3)
EMBRAER 175	3 (1)	11 (1)
EMBRAER 190	12	40
EMBRAER 195	2	3
Executive Aviation	10	27
Legacy 600	9	26
Legacy Shuttle	1	1
Defense and Government **	2	5
EMBRAER 170	2	4
EMBRAER 190	—	1
TOTAL	37	130

*	Units identified in parentheses are aircraft delivered under operating leases
**	Includes only deliveries of executive jets configured for transporting public authorities and aircraft delivered to state-run airlines

During the fourth quarter of 2006, 67 new firm orders were announced for the Commercial Aviation segment. As a result, Embraer’s firm order backlog increased 11.3% over the previous quarter, reaching US$14.8 billion by December 31, 2006, the highest in the Company’s history.

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3414	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530	Phone: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

Embraer’s order book, by product, in the Commercial Aviation segment, on December 31, 2006, was as follows:

Aircraft Type	Firm Orders	Options	Deliveries	Firm Order Backlog

ERJ 145 Family
ERJ 135	108	1	108	—
ERJ 140	74	—	74	—
ERJ 145	732	132	679	53
Total ERJ 145 Family	914	133	861	53
EMBRAER 170/190 Family
EMBRAER 170	157	133	128	29
EMBRAER 175	99	136	25	74
EMBRAER 190	317	248	53	264
EMBRAER 195	46	51	3	43
Total EMBRAER 170/190 Family	619	568	209	410
TOTAL	1,533	701	1,070	463

Note:	Backlog includes orders for the Defense and Government segment placed by state-run airlines (Satena and TAME).

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Fax: +55 12 3922 6070
e-mail: investor.relations@embraer.com.br

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PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3414	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530	Phone: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

Note to Editors

Embraer (Empresa Brasileira de Aeronáutica S.A. - NYSE: ERJ; Bovespa: EMBR3) is the world’s leading manufacturer of Commercial jets up to 110 seats with 37 years of experience in designing, developing, manufacturing, selling and providing after sales support to aircraft for the Commercial Aviation, Executive Aviation, and Defense and Government segments.  With headquarters in São José dos Campos, State of São Paulo, the Company has offices and customer service bases in the United States, France, Portugal, China and Singapore. Embraer is among Brazil’s leading exporting companies. As of December 31, 2006, Embraer had a total workforce of 19,265 people, and its firm order backlog totaled US$14.8 billion.

This document may contain projections, statements and estimates regarding circumstances or events yet to take place. Those projections and estimates are based largely on current expectations, forecasts on future events and financial tendencies that affect the Company’s businesses. Those estimates are subject to risks, uncertainties and suppositions that include, among others: general economic, political and trade conditions in Brazil and in those markets where the Company does business; expectations on industry trends; the Company’s investment plans; its capacity to develop and deliver products on the dates previously agreed upon, and existing and future governmental regulations. The words “believe”, “may”, “is able”, “will be able”, “intend”, “continue”, “anticipate”, “expect” and other similar terms are supposed to identify potentialities. The Company does not feel compelled to publish updates nor to revise any estimates due to new information, future events or any other facts. In view of the inherent risks and uncertainties, such estimates, events and circumstances may not take place. The actual results can therefore differ substantially from those previously published as Company expectations.

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3414	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530	Phone: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

Attachment:

FIRM ORDER BACKLOG
(As of December 31, 2006)

Customer	Firm Orders	Delivered	Firm Order Backlog

ERJ 135	108	108	.

American Eagle (USA)	40	40	—
British Midland (UK)	3	3	—
City Airline AB (Sweden)	2	2	—
ExpressJet (USA)	30	30	—
Flandre Air (France)	3	3	—
Jet Magic (Ireland)	1	1	—
Luxair (Luxembourg)	2	2	—
Pan Europeenne (France)	1	1	—
Proteus (France)	3	3	—
Regional Airlines (France)	3	3	—
Republic Airways (USA)	15	15	—
South African Airlink (South Africa)	5	5	—

Customer	Firm Orders	Delivered	Firm Order Backlog

ERJ 140	74	74	—

American Eagle (USA)	59	59	—
Republic Airways (USA)	15	15	—

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3414	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530	Phone: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

Customer	Firm Orders	Delivered	Firm Order Backlog

ERJ 145	732	679	53

Aerolitoral (Mexico)	5	5	—
Air Caraibes (Guadeloupe)	2	2	—
Alitalia (Italy)	14	14	—
American Eagle (USA)	118	118	—
Axon (Greece)	3	3	—
British Midland (UK)	9	9	—
British Regional Airlines (UK)	23	23	—
Brymon (UK)	7	7	—
China Southern (China)	6	6	—
China Eastern Jiangsu (China)	5	5	—
China Eastern Wuhan (China)	5	2	3
Cirrus (Germany)	1	1	—
ExpressJet (USA)	245	245	—
ERA (Spain)	2	2	—
Flandre Air (France)	5	5	—
GECAS (PB Air - Thailand)	2	2	—
HNA Group (China)	50	—	50
KLM EXEL (Holand)	2	2	—
Lot Polish (Poland)	14	14	—
Luxair (Luxembourg)	9	9	—
Mesa (USA)	36	36	—
Portugalia (Portugal)	8	8	—
Proteus (France)	8	8	—
Regional (France)	15	15	—
Republic Airways (USA)	60	60	—
Rheintalflug (Austria)	3	3	—
Rio Sul (Brazil)	16	16	—
Satena (Colombia)	3	3	—
Sichuan (China)	5	5	—
Skyways (Sweden)	4	4	—
Swiss (Switzerland)	25	25	—
Translates (USA)	22	22	—

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3414	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530	Phone: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

Customer	Firm Orders	Delivered	Firm Order Backlog

EMBRAER 170	157	128	29

Alitalia (Italy)	6	6	—
Cirrus (Germany)	2	2	—
EgyptAir (Egypt)	6	—	6
Finnair (Finland)	10	10	—
GECAS (USA)	9	8	1
Lot Polish (Poland)	6	6	—
Paramount (India)	2	2	—
Republic Airlines (USA)	48	48	—
Satena (Colombia)	2	2	—
Saudi Arabian Airlines (Saudi Arabia)	15	14	1
Sirte Oil (Libya)	1	—	1
South African Airlink (South Africa)	2	—	2
Swiss (Switzerland)	15	—	15
TAME (Ecuador)	2	2	—
US Airways (USA)	28	28	—
Virgin Blue(Australia)	3	—	3

Customer	Firm Orders	Delivered	Firm Order Backlog

EMBRAER 175	99	25	74

Air Canada (Canada)	15	15	—
Air Caraibes (Guadeloupe)	1	1	—
GECAS (USA)	5	5	—
Lot Polish (Poland)	4	4	—
North west (USA)	36	—	36
Republic Airlines (USA)	30	—	30
Undisclosed	8	—	8

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3414	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530	Phone: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

Customer	Firm Orders	Delivered	Firm Order Backlog

EMBRAER 190	317	53	264

AeroRepublica (Colombia)	5	1	4
Air Canada (Canada)	45	18	27
Air Carafbes (Guadeloupe)	1	—	1
Copa (Panama)	15	6	g
Finnair (Finland)	10	1	g
GECAS (USA)	15	—	15
HNA Group (China)	50	—	50
JetBlue (USA)	101	23	78
Regional (France)	6	1	5
Tame (Equador)	1	1	—
US Airways (USA)	57	2	55
Virgin Blue (Australia)	11	—	11

Customer	Firm Orders	Delivered	Firm Order Backlog

EMBRAER 195	46	3	43

Flybe (UK)	14	2	12
GECAS (USA)	8	1	7
Royal Jordanian (Jordan)	4	—	4
Swiss (Switzerland)	15	—	15
Undisclosed	5	—	5

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3414	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530	Phone: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866